EXHIBIT 23.1


[LOGO] WEINBERG & COMPANY, P.A.
       CERTIFIED PUBLIC ACCOUNTS



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form SB-2 Registration Statement of Torque Engineering Corporation our report for the years ended December 31, 2000 and 1999 dated February 21, 2001, relating to the financial statements of Torque Engineering Corporation which appear in such Form SB-2, and the reference to the reference to our firm under the caption "Experts" in the Prospectus.


                                        /s/ WEINBERG & COMPANY, P.A.
                                        ----------------------------
                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants

Boca Raton, Florida
December 13, 2001